Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 23, 2010 relating to the consolidated financial statements and financial statement schedule of Fortegra Financial Corporation, which appears in Fortegra Financial Corporation’s Registration Statement No. 333-169550 on Form S-1.
/s/ Johnson Lambert & Co. LLP
Jacksonville, Florida
December 16, 2010